Exhibit 10.14

FORM OF LOCK-UP AGREEMENT

October 3, 2012

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, Illinois 60069

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), by and between BioSante Pharmaceuticals, Inc., a Delaware corporation (“BioSante”), and ANIP Acquisition Company (d/b/a ANI Pharmaceuticals, Inc.), a Delaware corporation (“ANI”), dated as of the date hereof.  Pursuant to the Merger Agreement, BioSante and ANI plan to effect a merger (the “Merger”) in which ANI will be merging with and into BioSante, with BioSante being the surviving corporation.   Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

To induce both parties to continue their efforts in connection with the Merger contemplated by the Merger Agreement, the undersigned agrees that, without BioSante’s prior written consent, the undersigned will not, for a period commencing on the closing date of the Merger and ending 180 days after such date (the “Lock-Up Period”), directly or indirectly, or publicly announce an intention to (a) offer, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of any shares of BioSante’s common stock, par value $0.0001 per share, to be received by the undersigned in the Merger (the “Common Stock”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restriction (i) shall not limit the right of the undersigned during the Lock-Up Period to make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock so long as there are no sales of such shares of Common Stock during the Lock-Up Period and (ii) shall include, without limitation, any securities issued to the undersigned in the Merger in exchange for securities of ANI.

Any Common Stock acquired by the undersigned in the open market on or after the closing of the Merger will not be subject to this agreement.  A transfer of Common Stock to an immediate family member or a trust for the benefit of the undersigned or an immediate family member (including by will or intestacy) or a distribution to partners, members or shareholders of the undersigned may be made, provided that the transferee agrees in writing prior to such transfer to be bound by the terms of this agreement as if it were a party hereto. For purposes of this agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin (including lineal descendants, stepchildren, father, mother, brother or sister of the undersigned or the undersigned’s spouse).

The foregoing restriction shall not apply: (1) to bona fide gifts by the undersigned, provided that (a) each resulting transferee of Common Stock executes and delivers to BioSante an agreement certifying that such transferee is bound by the terms of this agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in Common Stock is retained by the undersigned (or such spouse or family member), such Common Stock shall remain subject to the restrictions contained in this agreement or (2) to sale, transfer or other transaction in or relating to shares of Common Stock in connection with any merger of BioSante with or into any other entity or tender offer by BioSante or any other entity for the Common Stock, in each case which transaction has been approved by at least a majority of BioSante’s Board of Directors.

The undersigned agrees and consents to the entry of stop transfer instructions with BioSante’s transfer agent and registrar relating to the transfer of the undersigned’s shares of Common Stock except in compliance with the restrictions described above and authorizes BioSante, during the Lock-Up Period, to cause BioSante’s transfer agent to place a notation on book-entry notations representing the Common Stock.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this agreement, and that, upon request, the undersigned will execute any additional documents reasonably necessary to carry out the transactions contemplated hereby.   Any obligations created by this agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of the undersigned.

The undersigned agrees that in the event of any breach or threatened breach by the undersigned of any covenant, obligation or other provision contained in this agreement, then BioSante shall be entitled (in addition to any other remedy that may be available to BioSante) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

Any term or provision of this agreement that is invalid or unenforceable under applicable law, such provision shall be excluded from this agreement and the balance of this agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

The provisions of this agreement may not be amended or waived by the undersigned party without the prior written consent of BioSante.

This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to such State’s principles of conflict of laws.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:
Name:
Title: